HAMILTON LANE INCORPORATED REPORTS STRONG FOURTH QUARTER AND FISCAL 2021 RESULTS, WITH MANAGEMENT & ADVISORY FEES GROWING BY OVER 18% AND ASSETS UNDER MANAGEMENT GROWING BY 28% YEAR-OVER-YEAR

BALA CYNWYD, PENN. – May 27, 2021 – Leading private markets asset management firm Hamilton Lane Incorporated (NASDAQ: HLNE) today reported its results for the fourth quarter and full fiscal year ended March 31, 2021.

FISCAL YEAR 2021 HIGHLIGHTS

•Assets under management – Total assets under management of approximately $88 billion grew 28% year-over-year. Fee-earning assets under management increased 9% to approximately $42 billion over the same period.

•Revenue – Management and advisory fees increased over 18% to approximately $289 million for fiscal 2021.

•Carried Interest – Unrealized carried interest balance of approximately $649 million was up 47% year-over-year.

•Earnings per share – GAAP EPS of $2.81 on approximately $98 million of GAAP net income for fiscal 2021.

•Dividend – Declared a quarterly dividend of $0.35 per share of Class A common stock to record holders at the close of business on June 15, 2021 that will be paid on July 7, 2021. The target full-year dividend of $1.40 represents a 12% increase from the prior fiscal year dividend.

Hamilton Lane issued a full detailed presentation of its fourth quarter and full fiscal year 2021 results, which can be accessed by clicking here.

Hamilton Lane CEO Mario Giannini commented: “We are glad to report another strong fiscal year across the entirety of our business. This year demonstrated our resiliency and commitment to deliver tailored, solutions-oriented private markets exposure and industry-leading client service to a growing number of investors around the world.”

Conference Call
Hamilton Lane will discuss fourth quarter and full fiscal year 2021 results in a webcast and conference call today, Thursday, May 27, 2021, at 11:00 a.m. Eastern Time. The call will be broadcast live via a webcast, which may be accessed on the Shareholders page of Hamilton Lane’s website.

To listen to the conference call and in order to ask questions, attendees may pre-register by clicking here and using the conference ID 2888447. After registration, attendees will receive an email with dial-in details. Anyone experiencing trouble accessing the call in this manner may dial (888) 869-1189 or (706) 643-5902 for assistance.

A replay of the webcast will be available approximately two hours after the live broadcast for a period of one year and can be accessed in the same manner as the live webcast at the Shareholders page of Hamilton Lane’s website.

About Hamilton Lane
Hamilton Lane (NASDAQ: HLNE) is a leading private markets investment management firm providing innovative solutions to sophisticated investors around the world. Dedicated exclusively to private markets investing for 30 years, the firm currently employs approximately 450 professionals operating in offices throughout North America, Europe, Asia Pacific and the Middle East. Hamilton Lane has approximately $719 billion in assets under management and supervision, composed of approximately $88 billion in discretionary assets and approximately $631 billion in advisory assets, as of March 31, 2021. Hamilton Lane specializes in building flexible investment programs that provide clients access to the full spectrum of private markets strategies, sectors and geographies. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on Twitter: @hamilton_lane.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with pursuing new lines of business or entering into strategic partnerships; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses.

The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Investor Contact
John Oh
joh@hamiltonlane.com
+1 610 617 6026

Media Contact
Kate McGann
kmcgann@hamiltonlane.com
+1 240 888 4078

1Hamilton Lane l Global Leader in the Private Markets Fiscal Year 2021 Fourth Quarter and Full Year Results Earnings Presentation - May 27, 2021

2Hamilton Lane l Global Leader in the Private Markets Today's Speakers Erik Hirsch Vice Chairman Mario Giannini Chief Executive Officer Atul Varma Chief Financial Officer John Oh Investor Relations Manager

3Hamilton Lane l Global Leader in the Private Markets Period Highlights Business Performance Financial Results Dividend • Assets under management and fee-earning assets under management were approximately $88 billion and $42 billion, respectively, as of March 31, 2021, increases of 28% and 9%, respectively, compared to March 31, 2020 • Management and advisory fees increased 18% compared to fiscal 2020 USD in millions except per share amounts Q4 FY21 FY21 vs. FY20 Management and advisory fees $80.5 $289.4 18 % GAAP net income $39.8 $98.0 61 % GAAP EPS $1.00 $2.81 31 % Adjusted net income1 $51.0 $146.4 36 % Non-GAAP EPS1 $0.95 $2.73 36 % Fee Related Earnings1 $36.2 $130.0 29 % Adjusted EBITDA1 $50.0 $168.2 32% • Declared a quarterly dividend of $0.35 per share of Class A common stock to record holders at the close of business on June 15, 2021 1Adjusted net income, non-GAAP earnings per share, Fee Related Earnings and Adjusted EBITDA are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 22 and 23 of this presentation.

4Hamilton Lane l Global Leader in the Private Markets Total Assets Under Management/Advisement ($B) $51 $77 $79 $95 $81 $129 $147 $147 $189 $205 $292 $374 $410 $422 $581 Total AUA Total AUM 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 3/31/21 $0 $100 $200 $300 $400 $500 $600 $700 CAG R: 2 0% Y-o-Y Growth AUM: 28% AUA: 45% $719B AUM & AUA Growing Asset Footprint & Influence 1Data as of calendar year end 12/31 unless otherwise noted. Numbers may not tie due to rounding. 1 $36 $6 $7 $11 $13 $16 $19 $22 $24 $30 $32 $35 $40 $50 $59 $66 $76 $631 $88

5Hamilton Lane l Global Leader in the Private Markets $18 $21 $22 $25 $26 $9 $10 $11 $14 $16 Customized Separate Accounts Specialized Funds Mar-17 Mar-18 Mar-19 Mar-20 Mar-21 $0 $10 $20 $30 $40 $50 Total Fee-Earning Assets Under Management ($B) Fee-Earning AUM growth continues and annual fee rates are stable CAGR: 12% Total Management Fee Revenues as a % of Average FEAUM Fee-Earning AUM Driving Revenues Y-o-Y Drivers of Growth Customized Separate Accounts: • New client wins • Client re-ups Specialized Funds: • Closed 5th secondary fund and 6th credit-oriented fund • Fundraising 5th direct equity fund, 7th credit-oriented fund and evergreen funds .56% .55% .56% .60% *Numbers may not tie due to rounding $27 $31 $34 $39 $42

6Hamilton Lane l Global Leader in the Private Markets AUM & AUA Drivers Customized Separate Accounts Specialized Funds Advisory Services Diverse mix of existing and prospective clients seeking to further or establish relationships with Hamilton Lane Select funds in market: • Direct equity fund • Credit-oriented fund • Evergreen fund Typically larger clients with wide- ranging mandates which include technology-driven reporting, monitoring and analytics services and consulting services; opportunity set continues to be robust • $1.1B year-over-year increase in FEAUM • +80% of our gross contributions during the last 12 months came from existing clients • $2.2B year-over-year increase in FEAUM • FEAUM closed during Q4 FY21: ◦ Secondary fund: $862M • $197B year-over-year increase in AUA AUM AUA

7Hamilton Lane l Global Leader in the Private Markets Financial Highlights

Consolidated Revenue

Strong revenue growth across management and advisory fees

Management and Advisory Fees


YTD
Y-o-Y Growth: 18%
USD in Millions
$245
$289
FY20
FY21


Long-Term Growth
CAGR: 13%
USD in Millions
$158
$289
FY16
FY21

- Recurring management and advisory fees represented an average of just under 90% of total revenues over the past five fiscal years
- $18.2M in retroactive fees from our latest secondary fund for the year compared to $2.8M from our latest direct equity fund in the prior year period
- $12.9M in retroactive fees from our latest secondary fund in the quarter

Incentive Fees


YTD
Y-o-Y Growth: 79%
USD in Millions
$29
$52
FY20
FY21


Long-Term Growth
CAGR: 18%
USD in Millions
$23
$52
FY16
FY21

- Incentive fees derived from a highly diversified pool of assets and funds
- Allocated carried interest of $649M as of 3/31/21 diversified across 3,000+ assets and over 70 funds
- Timing of realizations unpredictable

Total Revenues


YTD
Y-o-Y Growth: 25%
USD in Millions
$274
$342
FY20
FY21


Long-Term Growth
CAGR: 14%
USD in Millions
$181
$342
FY16
FY21

- Total revenues increased by 25%, driven by growth across recurring management and advisory fee core offerings and incentive fees

Hamilton Lane I Global Leader in the Private Markets

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9Hamilton Lane l Global Leader in the Private Markets Unrealized Carried Interest Period Ending V eh ic le s U SD in M illions Unrealized Carried Interest $326 $441 $649 56 65 78 Unrealized Carried Interest Vehicles in Unrealized Carry Position Mar-19 Mar-20 Mar-21 0 15 30 45 60 75 90 $0 $100 $200 $300 $400 $500 $600 $700 Unrealized Carry by Age < 5 years 30% 5-8 years 49% 8-12 years 17% > 12 years 4%

Consolidated Earnings

Profitability stable and growing

Net Income Attributable to HLI


YTD
Y-o-Y Growth: 61%
USD in Millions
$61
$98
FY20
FY21


Long-Term Growth
USD in Millions
N/A[1]
$98
FY16
FY21

- $98M in net income attributable to HLI for FY21
- $40M in net income attributable to HLI for the quarter

Adjusted EBITDA[2]


YTD
Y-o-Y Growth: 32%
USD in Millions
$127
$168
FY20
FY21


Long-Term Growth
CAGR: 20%
USD in Millions
$68
$168
FY16
FY21

- Y-o-Y increase of 32% driven by growth in both management and advisory fees and realized incentive fees

Fee Related Earnings[2]


YTD
Y-o-Y Growth: 29%
USD in Millions
$101
$130
FY20
FY21


Long-Term Growth
CAGR: 13%
USD in Millions
$70
$130
FY16
FY21

- Y-o-Y growth of 29%
- Long-term double digit growth in Fee Related Earnings

[1]Prior to our IPO, HLI was a wholly-owned subsidiary of HLA with no operations or assets.
[2]Adjusted EBITDA and Fee Related Earnings are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 22 and 23 of this presentation.

Hamilton Lane I Global Leader in the Private Markets

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11Hamilton Lane l Global Leader in the Private Markets SPAC Accounting Hamilton Lane Alliance Holdings I ("HLAH") IPO - Completed De-SPAC Monetization HLNE Financials Impact: • Balance Sheet • Income Statement • Largest asset on HLAH's balance sheet is the $276M of gross proceeds raised in IPO (investments held in trust). • Investments held in trust plus other small amounts of assets and liabilities on HLAH's balance sheet to be consolidated into HLNE's balance sheet as a controlled entity. • Compensation expense recognized on warrants granted to employees. HLNE Financials Impact: • Balance Sheet • Income Statement • Founder's shares and warrants ("Promote") marked to market. Promote total value upon completion recognized as revenue on HLNE income statement. • De-SPAC process completed. HLAH no longer a controlled entity. HLAH balance sheet de- consolidated from HLNE. • Promote total value included on HLNE balance sheet in investments. HLNE Financials Impact: • Balance Sheet • Income Statement • Cash Flow Statement • Receive cash from selling of shares over time at our discretion in accordance with lock-ups. • Remaining shares marked based on the public trading price at quarter end. • Change in value of remaining position reflected in other income.

12Hamilton Lane l Global Leader in the Private Markets Other Key Items Strong balance sheet with investments in our own products and a modest amount of leverage... U SD in M ill io ns Investments $103 $120 $137 $154 $208 $374 Mar-16 Mar-17 Mar-18 Mar-19 Mar-20 Mar-21 $0 $50 $100 $150 $200 $250 $300 $350 $400 • For 3/31/21, the total investment balance consisted of: ◦ ~247M in equity method investments in our funds ◦ ~127M in technology related and other investments • Modest leverage • $163M of debt as of 3/31/21 U SD in M ill io ns Leverage $71 $75 $163 Mar-19 Mar-20 Mar-21 $0 $50 $100 $150 $200

13Hamilton Lane l Global Leader in the Private Markets Fiscal Year 2021 Fourth Quarter and Full Year Results Earnings Presentation - May 27, 2021

14Hamilton Lane l Global Leader in the Private Markets Appendix

Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021	% Change	Year Ended March 31, 2020	Year Ended March 31, 2021	% Change
Revenues						
Management and advisory fees	$65,336	$80,531	23%	$244,920	$289,444	18 %
Incentive fees	10,159	18,622	83 %	21,437	31,134	45 %
Consolidated variable interest entities related:						
Incentive fees	1,437	3,724	159 %	7,691	21,057	174 %
Total revenues	**76,932**	**102,877**	**34 %**	**274,048**	**341,635**	**25 %**
Expenses						
Compensation and benefits	28,568	42,405	48 %	100,138	136,319	36 %
General, administrative and other	14,745	14,232	(3)%	57,481	49,210	(14)%
Consolidated variable interest entities related:						
General, administrative and other	—	378	N/A	—	378	N/A
Total expenses	**43,313**	**57,015**	**32 %**	**157,619**	**185,907**	**18 %**
Other income (expense)						
Equity in income of investees	7,107	21,452	202 %	20,731	32,389	56 %
Interest expense	(603)	(596)	(1)%	(2,816)	(2,044)	(27)%
Interest income	85	901	960 %	709	1,676	136 %
Non-operating income (loss)	1,997	(935)	(147)%	6,172	5,894	(5)%
Consolidated variable interest entities related:						
Equity in (loss) income of investees	(1,188)	115	N/A	(481)	(2,123)	341 %
Unrealized gains	—	2,141	N/A	—	2,141	N/A
Interest expense	—	(459)	N/A	—	(459)	N/A
Total other income (expense)	**7,398**	**22,619**	**206 %**	**24,315**	**37,474**	**54 %**
Income before income taxes	**41,017**	**68,481**	**67 %**	**140,744**	**193,202**	**37 %**
Income tax expense	2,404	3,895	62 %	13,968	24,417	75 %
Net income	**38,613**	**64,586**	**67 %**	**126,776**	**168,785**	**33 %**
Less: (Loss) income attributable to non-controlling interests in general partnerships	(508)	96	N/A	85	(250)	(394)%
Less: Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	18,473	23,437	27 %	65,866	69,720	6 %
Less: Income attributable to non-controlling interests in Hamilton Lane Alliance Holdings I, Inc.	—	1,293	N/A	—	1,293	N/A
Net income attributable to Hamilton Lane Incorporated	**$20,648**	**$39,760**	**93 %**	**$60,825**	**$98,022**	**61 %**
Basic earnings per share of Class A common stock	$0.71	$1.01		$2.17	$2.82	
Diluted earnings per share of Class A Common stock	$0.70	$1.00		$2.15	$2.81	
Weighted-average shares of Class A common stock outstanding - basic	29,230,799	34,938,487		28,088,578	33,152,318	
Weighted-average shares of Class A common stock outstanding - diluted	29,613,377	35,185,882		28,438,772	33,362,365	

Hamilton Lane I Global Leader in the Private Markets

15

Non-GAAP Financial Measures

(Dollars in thousands except share and per share amounts)	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021	% Change	Year Ended March 31, 2020	Year Ended March 31, 2021	% Change
Adjusted EBITDA[1]						
Management and advisory fees	$65,336	$80,531	23%	$244,920	$289,444	18 %
Total expenses	43,313	57,015	32%	157,619	185,907	18 %
Less:						
Incentive fee related compensation[2]	(5,473)	(10,610)	94%	(13,677)	(24,438)	79 %
SPAC related compensation	—	(1,686)	N/A	—	(1,686)	N/A
SPAC related general, administrative and other expenses	—	(378)	N/A	—	(378)	N/A
Management fee related expenses	37,840	44,341	17%	143,942	159,405	11 %
Fee Related Earnings	**$27,496**	**$36,191**	**32%**	**$100,978**	**$130,039**	**29 %**
Fee Related Earnings Margin	**42 %**	**45 %**		**41 %**	**45 %**	
Incentive fees	11,596	22,346	93%	29,128	52,191	79 %
Incentive fees attributable to non-controlling interests	(58)	(21)	(64%)	(320)	(756)	136 %
Incentive fee related compensation[2]	(5,473)	(10,610)	94%	(13,677)	(24,438)	79 %
SPAC related compensation	—	(1,686)	N/A	—	(1,686)	N/A
Interest income	85	901	960%	709	1,676	136 %
Equity-based compensation	1,939	1,769	(9%)	7,183	7,079	(1)%
Depreciation and amortization	912	1,152	26%	3,291	4,134	26 %
Adjusted EBITDA	**$36,497**	**$50,042**	**37%**	**$127,292**	**$168,239**	**32 %**
Adjusted EBITDA margin	**47 %**	**49 %**		**46 %**	**49 %**	
Non-GAAP earnings per share[1]						
Net income attributable to Hamilton Lane Incorporated	**$20,648**	**$39,760**	**93 %**	**$60,825**	**$98,022**	**61 %**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	18,473	23,437	27%	65,866	69,720	6 %
Income tax expense	2,404	3,895	62%	13,968	24,417	75 %
Adjusted pre-tax net income	**41,525**	**67,092**	**62%**	**140,659**	**192,159**	**37 %**
Adjusted income taxes[3]	(9,742)	(16,093)	65%	(33,336)	(45,734)	37 %
Adjusted net income	**$31,783**	**$50,999**	**60%**	**$107,323**	**$146,425**	**36 %**
Adjusted shares outstanding[4]	**53,582,371**	**53,675,223**		**53,506,312**	**53,602,400**	
Non-GAAP earnings per share	**$0.59**	**$0.95**	**61 %**	**$2.01**	**$2.73**	**36 %**

[1] Adjusted EBITDA and non-GAAP earnings per share are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see page 22.
[2] Incentive fee related compensation includes incentive fee compensation expense, bonus and other revenue sharing related to carried interest that is classified as base compensation.
[3] For the year ended March 31, 2021, represents corporate income taxes at our estimated statutory tax rate of 23.8% applied to adjusted pre-tax net income. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%. For the year ended March 31, 2020, represents corporate income taxes at our estimated statutory tax rate of 23.7% applied to adjusted pre-tax net income. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%.
[4] Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Hamilton Lane I Global Leader in the Private Markets

16

17Hamilton Lane l Global Leader in the Private Markets Management and Advisory Fees Three Months Ended March 31, Year Ended March 31, (Dollars in thousands) 2020 2021 % Change 2020 2021 % Change Management and advisory fees Specialized funds $30,070 $45,920 53% $111,803 $148,023 32 % Customized separate accounts 23,703 23,363 (1) % 90,750 93,963 4 % Advisory 6,069 6,511 7% 24,160 26,439 9 % Reporting and other 2,610 3,041 17% 9,102 11,134 22 % Distribution management 1,751 1,410 (19) % 4,920 6,701 36 % Fund reimbursement revenue 1,133 286 (75) % 4,185 3,184 (24) % Total management and advisory fees $65,336 $80,531 23% $244,920 $289,444 18 % Reporting and other: 7% Customized separate accounts: 33% Specialized funds: 51% Advisory: 9% Year Ended March 31, 2021

18Hamilton Lane l Global Leader in the Private Markets Incentive Fees Three Months Ended March 31, Year Ended March 31, (Dollars in thousands) 2020 2021 % Change 2020 2021 % Change Incentive fees Secondary Fund II $120 $264 (59) % $832 $1,183 42 % Co-investment Fund II 1,438 20 (97) % 7,691 17,354 126 % Other specialized funds 1,555 9,088 64% 5,848 15,761 170 % Customized separate accounts 8,483 12,974 419% 14,757 17,893 21 % Incentive fees $11,596 $22,346 93% $29,128 $52,191 79 % As of March 31, 2020 December 31, 2020 March 31, 2021 YoY % Change QoQ % Change Unrecognized carried interest Secondary Fund II $3,818 $1,907 $1,020 (73) % (47) % Secondary Fund III 33,993 30,204 35,088 3% 16 % Secondary Fund IV 54,431 69,908 94,056 73% 35 % Secondary Fund V 3,237 15,961 36,723 1,034% 130 % Co-investment Fund II 46,980 21,064 21,767 (54) % 3 % Co-investment Fund III 55,429 68,839 88,229 59% 28 % Co-investment Fund IV 14,401 25,437 37,671 162% 48 % Other specialized funds 82,792 98,933 125,312 51% 27 % Customized separate accounts 146,069 165,130 208,906 43% 27 % Total unrecognized carried interest $441,150 $497,383 $648,772 47% 30%

19Hamilton Lane l Global Leader in the Private Markets Assets Under Management (Dollars in millions) March 31, 2020 December 31, 2020 March 31, 2021 YoY % Change QoQ % Change Assets under management / advisement Assets under management $68,571 $75,777 $87,816 28% 16 % Assets under advisement 434,258 580,984 630,740 45% 9 % Total assets under management /advisement $502,829 $656,761 $718,556 43% 9 % Fee-earning assets under management Customized separate accounts Balance, beginning of period $23,287 $24,588 $25,026 7% 2 % Contributions 2,331 1,054 2,330 0% 121 % Distributions (1,235) (759) (1,936) 57% 155 % Foreign exchange, market value and other 162 143 244 51% 71 % Balance, end of period $24,545 $25,026 $25,664 5% 3 % Specialized funds Balance, beginning of period $13,518 $14,639 $15,167 12% 4 % Contributions 717 916 1,361 90% 49 % Distributions (100) (438) (211) 111% (52) % Foreign exchange, market value and other (17) 50 24 N/A (52) % Balance, end of period $14,118 $15,167 $16,341 16% 8 % Total Balance, beginning of period $36,805 $39,227 $40,193 9% 2 % Contributions 3,048 1,970 3,691 21% 87 % Distributions (1,335) (1,197) (2,147) 61% 79 % Foreign exchange, market value and other 145 193 268 85% 39 % Balance, end of period $38,663 $40,193 $42,005 9% 5%

20Hamilton Lane l Global Leader in the Private Markets Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands) March 31, 2020 March 31, 2021 Assets Cash and cash equivalents $50,124 $87,025 Restricted cash 3,086 3,041 Fees receivable 30,384 29,202 Prepaid expenses 6,988 6,143 Due from related parties 2,605 2,495 Furniture, fixtures and equipment, net 7,402 23,308 Lease right-of-use assets, net 9,577 64,384 Investments 197,759 368,836 Deferred income taxes 137,941 251,949 Other assets 17,675 17,821 Assets of consolidated variable interest entities: Cash and cash equivalents — 311 Investments held in trust — 276,003 Investments 9,988 4,787 Other assets — 1,214 Total assets $473,529 $1,136,519 Liabilities, redeemable non-controlling interests and equity Accounts payable $1,968 $2,173 Accrued compensation and benefits 10,804 29,415 Accrued members' distributions 5,829 16,877 Accrued dividend 8,027 11,201 Debt 74,524 163,175 Payable to related parties pursuant to tax receivable agreement 98,956 194,764 Lease liabilities 10,184 75,281 Other liabilities (includes $13,394 and $17,381 at fair value) 22,132 36,122 Liabilities of consolidated variable interest entities: Deferred incentive fee revenue 3,704 — Other liabilities — 17,310 Total liabilities 236,128 546,318 Redeemable non-controlling interests — 276,000 Total equity 237,401 314,201 Total liabilities, redeemable non-controlling interests and equity $473,529 $1,136,519

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)	Year Ended March 31, 2019	2020	2021
Operating activities			
Net income	$98,997	$126,776	$168,785
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation and amortization	2,979	3,291	4,134
Change in deferred income taxes	21,665	7,929	7,027
Change in payable to related parties pursuant to tax receivable agreement	(9,778)	(346)	897
Equity-based compensation	6,382	7,183	7,079
Equity in income of investees	(7,457)	(20,731)	(32,389)
Gain on sale of investments valued under the measurement alternative	(11,133)	(4,973)	–
Fair value adjustment to investment valued at the measurement alternative	–	(1,507)	(6,229)
Proceeds received from investments	14,077	12,761	784
Non-cash lease expense	–	4,643	7,376
Other	190	789	1,571
Changes in operating assets and liabilities	(2,014)	(19,923)	33,512
Consolidated variable interest entities related	(2,286)	481	(4,389)
Net cash provided by operating activities	**$111,622**	**$116,373**	**$188,158**
Investing activities			
Purchase of furniture, fixtures and equipment	$(5,366)	$(1,978)	$(18,637)
Purchase of investments valued under the measurement alternative	–	(3,967)	(90,500)
Distributions received from investments valued under the measurement alternative	–	–	3,072
Proceeds from sales of investments valued under the measurement alternative	22,531	6,419	–
Cash paid for purchase of intangible assets	–	(4,172)	(1,000)
Loan to investee	(944)	(157)	–
Distributions received from partnerships	10,614	7,687	31,195
Contributions to investments	(46,048)	(53,732)	(69,911)
Consolidated variable interest entities related:			
Purchase of investments held in trust	–	–	(276,000)
Net cash used in investing activities	**$(19,213)**	**$(49,900)**	**$(421,781)**
Financing activities			
Proceeds from offering	$193,504	$147,122	$473,339
Purchase of membership interests	(193,504)	(147,122)	(473,339)
Repayments of long term debt	(2,813)	(71,250)	(1,406)
Borrowings of debt, net of deferred financing costs	–	74,765	75,000
Drawdown of revolver	–	15,000	15,000
Repayment of revolver	(10,450)	(15,000)	–
Secured financing	–	15,750	–
Repurchase of Class B common stock	(2)	(2)	(5)
Repurchase of Class A common stock for employee tax withholding	(5,387)	(5,881)	(6,019)
Proceeds received from issuance of shares under employee stock plans	264	1,244	1,447
Payments to related parties pursuant to the tax receivable agreement	(383)	(1,952)	(6,894)
Dividends paid	(18,676)	(29,067)	(39,676)
Members' distributions paid	(50,649)	(47,368)	(34,368)
Consolidated variable interest entities related:			
Contributions from non-controlling interest in general partnerships	81	45	252
Distributions to non-controlling interest in general partnerships	(2,195)	(993)	(2,644)
Proceeds from issuance of Class A units of Hamilton Lane Alliance Holdings I, Inc.	–	–	276,000
Offering costs paid for issuance of Class A units of Hamilton Lane Alliance Holdings I, Inc.	–	–	(6,027)
Net cash used in financing activities	**$(90,210)**	**$(64,709)**	**$270,660**
Effect of exchange rate changes on cash and cash equivalents	8	(144)	130
Increase in cash, cash equivalents, and restricted cash	2,207	1,620	37,167
Cash, cash equivalents, and restricted cash at beginning of year	**49,383**	**51,590**	**53,210**
Cash, cash equivalents, and restricted cash at end of year	**$51,590**	**$53,210**	**$90,377**

Hamilton Lane I Global Leader in the Private Markets

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Non-GAAP Reconciliation

Reconciliation from Net Income	Year Ended March 31,		Three Months Ended March 31,		Year Ended March 31,	
(Dollars in thousands)	2016	2021	2020	2021	2020	2021
Net income attributable to Hamilton Lane Incorporated	**$0**	**$98,022**	**$20,648**	**$39,760**	**$60,825**	**$98,022**
(Loss) income attributable to non-controlling interests in general partnerships	(1,255)	(250)	(508)	96	85	(250)
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	57,107	69,720	18,473	23,437	65,866	69,720
Income attributable to non-controlling interests in Hamilton Lane Alliance Holdings I, Inc.	–	1,293	–	1,293	–	1,293
Incentive fees	(23,167)	(52,191)	(11,596)	(22,346)	(29,128)	(52,191)
Incentive fee related compensation[1]	31,714	24,438	5,473	10,610	13,677	24,438
SPAC related compensation	–	1,686	–	1,686	–	1,686
SPAC related general, administrative and other expenses	–	378	–	378	–	378
Interest income	(194)	(1,676)	(85)	(901)	(709)	(1,676)
Interest expense	12,641	2,503	603	1,055	2,816	2,503
Income tax expense	869	24,417	2,404	3,895	13,968	24,417
Equity in income of investees	(1,518)	(30,266)	(5,919)	(21,567)	(20,250)	(30,266)
Non-operating (income) loss	(5,816)	(8,035)	(1,997)	(1,205)	(6,172)	(8,035)
Fee Related Earnings	**$70,381**	**$130,039**	**$27,496**	**$36,191**	**$100,978**	**$130,039**
Depreciation and amortization	2,027	4,134	912	1,152	3,291	4,134
Equity-based compensation	3,730	7,079	1,939	1,769	7,183	7,079
Incentive fees	23,167	52,191	11,596	22,346	29,128	52,191
Incentive fees attributable to non-controlling interests	–	(756)	(58)	(21)	(320)	(756)
Incentive fee related compensation[1]	(31,714)	(24,438)	(5,473)	(10,610)	(13,677)	(24,438)
SPAC related compensation	–	(1,686)	–	(1,686)	–	(1,686)
Interest income	194	1,676	85	901	709	1,676
Adjusted EBITDA	**$67,785**	**$168,239**	**$36,497**	**$50,042**	**$127,292**	**$168,239**
Non-GAAP earnings per share reconciliation						
Net income attributable to Hamilton Lane Incorporated			**$20,648**	**$39,760**	**$60,825**	**$98,022**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.			18,473	23,437	65,866	69,720
Income tax expense			2,404	3,895	13,968	24,417
Adjusted pre-tax net income			**41,525**	**67,092**	**140,659**	**192,159**
Adjusted income taxes[2]			(9,742)	(16,093)	(33,336)	(45,734)
Adjusted net income			**$31,783**	**$50,999**	**$107,323**	**$146,425**
Weighted-average shares of Class A common stock outstanding - diluted			29,613,377	35,185,882	28,438,772	33,362,365
Exchange of Class B and Class C units in HLA[3]			23,968,994	18,489,341	25,067,540	20,240,035
Adjusted shares outstanding			**53,582,371**	**53,675,223**	**53,506,312**	**53,602,400**
Non-GAAP earnings per share			**$0.59**	**$0.95**	**$2.01**	**$2.73**

[1] Incentive fee related compensation includes incentive fee compensation expense, bonus and other revenue sharing related to carried interest that is classified as base compensation.

[2] For the year ended March 31, 2021, represents corporate income taxes at our estimated statutory tax rate of 23.8% applied to adjusted pre-tax net income. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%. For the year ended March 31, 2020, represents corporate income taxes at our estimated statutory tax rate of 23.7% applied to adjusted pre-tax net income. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%.

[3] Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Hamilton Lane I Global Leader in the Private Markets

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23Hamilton Lane l Global Leader in the Private Markets Terms Adjusted EBITDA is our primary internal measure of profitability. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA represents net income excluding (a) interest expense on our outstanding debt, (b) income tax expense, (c) depreciation and amortization expense, (d) equity-based compensation expense, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. Fee Related Earnings ("FRE") is used to highlight earnings from recurring management fees. FRE represents net income excluding (a) incentive fees and related compensation, (b) interest income and expense, (c) income tax expense, (d) equity in income of investees, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business. FRE is presented before income taxes. Non-GAAP earnings per share measures our per-share earnings excluding certain significant items that we believe are not indicative of our core performance and assuming all Class B and Class C units in HLA were exchanged for Class A common stock in HLI. Non-GAAP earnings per share is calculated as adjusted net income divided by adjusted shares outstanding. Adjusted net income is income before taxes fully taxed at our estimated statutory tax rate. We believe adjusted net income and non-GAAP earnings per share are useful to investors because they enable them to better evaluate total and per-share operating performance across reporting periods. Our assets under management ("AUM"), as presented in these materials, comprise the assets associated with our customized separate accounts and specialized funds. AUM does not include the assets associated with our distribution management services. We classify assets as AUM if we have full discretion over the investment decisions in an account. We calculate our AUM as the sum of: (1) the net asset value of our clients' and funds' underlying investments; (2) the unfunded commitments to our clients' and funds' underlying investments; and (3) the amounts authorized for us to invest on behalf of our clients and fund investors but not committed to an underlying investment. Management fee revenue is based on a variety of factors and is not linearly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our assets under advisement ("AUA") comprise assets from clients for which we do not have full discretion to make investments in their account. We generally earn revenue on a fixed fee basis on our AUA client accounts for services including asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments and investment manager review and due diligence. Advisory fees vary by client based on the amount of annual commitments, services provided and other factors. Since we earn annual fixed fees from the majority of our AUA clients, the growth in AUA from existing accounts does not have a material impact on our revenues. However, we view AUA growth as a meaningful benefit in terms of the amount of data we are able to collect and the degree of influence we have with fund managers. Fee-earning assets under management (Fee-earning "AUM" or "FEAUM") is a metric we use to measure the assets from which we earn management fees. Our fee-earning AUM comprise assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the majority of our discretionary AUM accounts but also includes certain non-discretionary AUA accounts. Our fee-earning AUM is equal to the amount of capital commitments, net invested capital and net asset value of our customized separate accounts and specialized funds depending on the fee terms. Substantially all of our customized separate accounts and specialized funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Therefore, revenues and fee-earning AUM are not significantly affected by changes in market value. Our calculations of fee-earning AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of fee-earning AUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Hamilton Lane Incorporated (or "HLI"), a Delaware corporation, was formed for the purpose of completing an initial public offering ("IPO") and related transactions ("Reorganization") in order to carry on the business of Hamilton Lane Advisors, L.L.C. ("HLA") as a publicly-traded entity. As of the closing of our IPO on March 6, 2017, HLI became the sole managing member of HLA.

24Hamilton Lane l Global Leader in the Private Markets Disclosures Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will", "expect", "believe", "estimate", "continue", "anticipate", "intend", "plan", and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with pursuing new lines of business or entering into strategic partnerships; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the "Risk Factors" detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this presentation are made only as of the date presented. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Values appearing in this presentation that are whole numbers are rounded approximations. As of May 27, 2021